FOR IMMEDIATE RELEASE
May 11, 2015

Investor Contact:
Jackie Burka
jackie_burka@discovery.com
212-548-5642

Media Contact:
Catherine Frymark
catherine_frymark@discovery.com
240-662-2934

DISCOVERY COMMUNICATIONS TO REPORT SECOND QUARTER 2015 RESULTS ON WEDNESDAY, AUGUST 5

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report second quarter 2015 results on Wednesday, August 5, 2015, at 7:00 a.m. ET.  The company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 1-800-901-5213, or outside of the U.S. dial 1-617-786-2962, and use the following passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until August 19, 2015.  The replay can be accessed by phone in the U.S. at 1-888-286-8010 and outside of the U.S. at 1-617-801-6888 using the following passcode: 34298566.  The replay also will be available via audio webcast in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s #1 pay-TV programmer reaching nearly 3 billion cumulative subscribers in more than 220 countries and territories. For 30 years Discovery has been dedicated to satisfying curiosity and entertaining viewers with high-quality content through its global television brands, led by Discovery Channel, TLC, Animal Planet, Investigation Discovery, Science and Turbo/Velocity, as well as U.S. joint venture network OWN: Oprah Winfrey Network. Discovery controls Eurosport, the leading pan-regional sports entertainment destination across Europe and Asia-Pacific. Discovery also is a leading provider of educational products and services to schools, including an award-winning series of K-12 digital textbooks, through Discovery Education, and a digital leader with a diversified online portfolio, including Discovery Digital Networks. For more information, please visit www.discoverycommunications.com.

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